Exhibit 10.1

NOVANTA INC.
2010 INCENTIVE AWARD PLAN

(AMENDED AND RESTATED EFFECTIVE February 24, 2021), as amended

ARTICLE 1.

PURPOSE

Novanta Inc. (formerly known as GSI Group Inc.), a company organized under the laws of the Province of New Brunswick, Canada (and any successor thereof) (the “Company”), originally adopted the Novanta Inc. 2010 Incentive Award Plan (as amended and restated herein and from time to time, the “Plan”) effective as of October 13, 2010.  The Plan was amended and restated in its entirety, effective April 9, 2014, subsequently amended and restated in its entirety, effective July 27, 2016, and is hereby further amended and restated in its entirety, effective as of the Restatement Effective Date (as defined below). The purpose of the Plan is to promote the success and enhance the value of the Company by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12.  With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (a) any Subsidiary; (b) any Parent and (c) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company, (ii) any Subsidiary or (iii) any Parent.

2.3“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4“Applicable Law” shall mean any applicable law, including without limitation:  (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5“Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten year Option Term or Stock Appreciation Right Term, as applicable).

2.6“Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.7“Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8“Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.9“Board” shall mean the Board of Directors of the Company.

2.10“Change in Control” shall mean and includes any of the following:

(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)During any 12 month period, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.10(a) or Section 2.10(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the 12 month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.10(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

Notwithstanding the foregoing, to the extent necessary not to incur tax or interest pursuant to Section 409A of the Code, no Change in Control shall be deemed to occur unless the applicable transaction or series of transactions constitutes a “change in control event” with respect to the Company under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time.

2.11“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.12“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

2.13“Common Stock” shall mean the common shares of the Company, and such other securities as may be substituted for Common Stock pursuant to Article 13.

2.14“Company” shall have the meaning set forth in Article 1.

2.15“Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.16“Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4.

2.17“Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 9.5.

2.18“Director” shall mean a member of the Board, as constituted from time to time.

2.19“Director Limit” shall have the meaning set forth in Section 4.6.

2.20“Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.21“DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.22“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.23“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.24“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.25“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.26“Expiration Date” shall have the meaning given to such term in Section 13.1.

2.27“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.28“Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.29“Holder” shall mean a person who has been granted an Award.

2.30“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.31“Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.32“Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.33“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.34“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5.  An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.35“Option Term” shall have the meaning set forth in Section 5.4.

2.36“Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.37“Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.38“Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)The Performance Criteria that shall be used to establish Performance Goals may include, but are not limited to the following:  (i) net earnings or losses (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, and (D) amortization); (ii) gross or net sales or revenue; (iii) revenue growth or product revenue growth; (iv) net income (either before or after taxes); (v) adjusted net income; (vi) operating income (either before or after taxes); (vii) operating earnings or profit; (viii) pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); (ix) cash flow (including, but not limited to, operating cash flow and free cash flow); (x) return on assets or net assets; (xi) return on capital; (xii) return on stockholders’ equity; (xiii) total stockholder return; (xiv) return on sales; (xv) gross or net profit or operating margin; (xvi) costs or reduction in costs; (xvii) funds from operations; (xviii) expenses; (xix) working capital; (xx) earnings or loss per share; (xxi) adjusted earnings per share; (xxii) price per share of the Common Stock; (xxiii) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities; (xiv) economic value-added models or equivalent metrics; (xxv) comparisons with various stock market indices; (xxvi) regulatory achievements and compliance; (xxvii) implementation or completion of critical projects; (xxviii) market share; (xxix) customer satisfaction; (xxx) customer growth; (xxxi) employee satisfaction; (xxxii) recruiting and maintaining personnel; (xxxiii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); (xxxiv) supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); (xxxv) co-development, co-marketing, profit sharing, joint venture or other similar arrangements; (xxxvi) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxxvii) cost of capital or assets under management; (xxxviii) financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); (xxxix) implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; and (xl) economic value, any of which may be (A) measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices and (B) calculated in accordance with Applicable Accounting Standards or other principles, standards or methodology as determined by the Administrator.

(b)The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.  Such adjustments may include one or more of the following:  (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii)  items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law or business conditions.

2.39“Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period.  Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual.  The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to

Applicable Accounting Standards or other principles, standards or methodology as determined by the Administrator.

2.40“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.41“Performance Stock Unit” shall mean a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.

2.42“Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act.

2.43“Plan” shall have the meaning set forth in Article 1.

2.44“Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.45“Restatement Effective Date” shall mean the date this amended and restated Plan is approved by the Company’s stockholders.

2.46“Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.47“Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.48“Securities Act” shall mean the Securities Act of 1933, as amended.

2.49“Share Limit” shall have the meaning set forth in Section 3.1(a).

2.50“Shares” shall mean shares of Common Stock.

2.51“Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.52“Stock Appreciation Right Term” shall have the meaning set forth in Section 10.4.

2.53“Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.54“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.55“Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.56“Termination of Service” shall mean:

(a)As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c)As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.   For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1Number of Shares.

(a)Subject to Section 3.1(b) and Section 13.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 6,148,613, all of which may be issued pursuant to Incentive Stock Options.  Notwithstanding the foregoing, to the extent permitted under Applicable Law, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award.

(b)If any Shares subject to an Award are forfeited or expire or such Award is settled in cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by a Holder or withheld by the Company to satisfy any tax withholding obligation with respect to any Award (other than an Option or Stock Appreciation Right), to the extent they exceed the number of Shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on minimum statutory withholding rates, and Shares tendered by a Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 7.4 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)To the extent permitted by Applicable Law, and except as may be required by reason of Section 422 of the Code, Substitute Awards shall not reduce the Shares authorized for grant under the Plan.  Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2Stock Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury common stock or Common Stock purchased on the open market.

ARTICLE 4.

GRANTING OF AWARDs

4.1Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2Award Agreement.  Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4At-Will Employment; Voluntary Participation.  Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.  Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5Foreign Holders.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit or the Award Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.  For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6Non-Employee Director Awards.  The Administrator may, in its sole discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan.  The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion.  The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.  Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the maximum aggregate grant date fair value (determined under Applicable Accounting Standards) of Awards granted to a Non-Employee Director during any calendar year shall be $500,000 (the “Director Limit”).

4.7Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

granting OF OPTIONS

5.1Granting of Options to Eligible Individuals.  The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

5.2Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” (as defined in Section 424(f) of the Code) of the Company.  No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.  Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and 424(e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code.  The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

5.3Option Exercise Price.  The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).  In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

5.4Option Term.  The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder.  The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 13.1, any other term or condition of such Option relating to such a Termination of Service.

5.5Option Vesting.

(a)The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted.  Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator and, except as limited by the Plan, at any time after the grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program, the Award Agreement evidencing the grant of the Option, or by action of the Administrator following the grant of the Option.  Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

5.6Substitute Awards.  Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

ARTICLE 6.

EXERCISE OF OPTIONS

6.1Partial Exercise.  An exercisable Option may be exercised in whole or in part.  However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of Shares.

6.2Expiration of Option Term: Automatic Exercise of In-The-Money Options.  Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the Automatic Exercise Date.  In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 12.1(b) or 12.1(c) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2.  Unless otherwise determined by the Administrator, this Section 6.2 shall not apply to an Option if the Holder of such Option incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.2.

6.3Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)In the event that the Option shall be exercised pursuant to this Section 6.3 by any person or persons other than the Holder (due to a transfer pursuant to Section 11.3), appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2.

6.4Notification Regarding Disposition.  The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 7.

AWARD OF RESTRICTED STOCK

7.1Award of Restricted Stock.

(a)The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law.  In all cases, legal consideration shall be required for each issuance of Restricted Stock.

7.2Rights as Stockholders.  Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3.  In addition, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the time- or performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests. In addition, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the time- or performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

7.3Restrictions.  All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide.  Such restrictions may include, without limitation, restrictions concerning voting rights and transferability, and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, any Performance Criteria or Performance Goals, Company performance, individual performance or other criteria selected by the Administrator.  By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.  Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

7.4Repurchase or Forfeiture of Restricted Stock.  Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.  Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

7.5Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.  The Company may, in its sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

7.6Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.

AWARD OF RESTRICTED STOCK UNITS

8.1Grant of Restricted Stock Units.  The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

8.2Term.  Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

8.3Purchase Price.  The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award.

8.4Vesting of Restricted Stock Units.  At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria or Performance Goals, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

8.5Maturity and Payment.  At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement and in compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests.  On the maturity date, the Company shall, subject to Section 11.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

8.6Payment upon Termination of Service.  An Award of Restricted Stock Units shall be payable only while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

8.7No Rights as a Stockholder.  Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the applicable Award Agreement.

8.8Dividend Equivalents.  Subject to Section 9.2, the Administrator, in its sole discretion, may provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 9.

award of PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

9.1Performance Awards.

(a)The Administrator is authorized to grant Performance Awards, including awards of Performance Stock Units, to any Eligible Individual.  The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator.  Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b)Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

9.2Dividend Equivalents.

(a)Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator.  In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall be paid out to the Holder only to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b)Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3Stock Payments.  The Administrator is authorized to make Stock Payments to any Eligible Individual.  The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.  Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied.  Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder.  Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4Deferred Stock.  The Administrator is authorized to grant Deferred Stock to any Eligible Individual.  The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable.  Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

9.5Deferred Stock Units.  The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual.  The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service).  Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until on or following the date that those conditions and criteria have been satisfied.  Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

9.6Term.  The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Deferred Stock Unit award, and/or Stock Payment award shall be established by the Administrator in its sole discretion.

9.7Purchase Price.  The Administrator may establish the purchase price of a Performance Award, shares of Deferred Stock, Shares distributed as a Stock Payment award or Shares distributed pursuant to a Deferred Stock Unit award.

9.8Termination of Service.  A Performance Award, Dividend Equivalent award, Deferred Stock award, Deferred Stock Unit award and/or Stock Payment award is or distributable only while the Holder is an Employee, Director or Consultant, as applicable.  The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Deferred Stock Unit award, and/or Stock Payment award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

award of STOCK APPRECIATION RIGHTS

10.1Grant of Stock Appreciation Rights.

(a)The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b)A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.  Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 409A of the Code.

10.2Stock Appreciation Right Vesting.

(a)The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted.  Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria or any other criteria selected by the Administrator.  Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)No portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Program, the Award Agreement evidencing the grant of the Stock Appreciation Right or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3Manner of Exercise.  All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)Full payment of applicable withholding taxes to the stock administrator of the company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2.

10.4Stock Appreciation Right Term.  The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted.  The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right.  Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 10.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 13.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5Payment.  Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on their Fair Market Value as of the date the  Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

10.6Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights.  Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date.  In the sole discretion of the Administrator, the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2.  For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 10.6.

ARTICLE 11.

ADditional terms of awards

11.1Payment.  The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator in its sole discretion.  The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders.  Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2Tax Withholding.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld, or in satisfaction of any additional withholding obligations as a Holder may have elected, with respect to any taxable event concerning a Holder arising as a result of the Plan.  The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, withhold or allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall not be greater than the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the maximum statutory withholding rates in the Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the Fair Market Value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock

Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3Transferability of Awards.

(a)Except as otherwise provided in Sections 11.3(b) and 11.3(c):

(i)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the Applicable Laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 11.3(a)(i); and

(iii)During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then Applicable Laws of descent and distribution.

(b)Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions:  (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the Applicable Laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) such transfer is not effectuated for any value or consideration.

(c)Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner.  If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4Conditions to Issuance of Shares.

(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law.  The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(c)The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5Forfeiture and Clawback Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that: (a) all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award), shall be paid to the Company and/or subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law or the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement, and (b) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in the Award Agreement relating to such Award).

11.6Prohibition on Repricing.  Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.

ADMINISTRATION

12.1Administrator.  The Committee (or another committee or a subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein).  To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Committee (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule.  Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board or the Compensation Committee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.  Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee.  Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written or electronic notice to the Board.  Vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions.  The Committee shall have the power to interpret the Plan, the Programs  and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10.  Any such grant or award under the Plan need not be the same with respect to each Holder.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act or any successor rule, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4Authority of Administrator.  Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)Designate Eligible Individuals to receive Awards;

(b)Determine the type or types of Awards to be granted to each Eligible Individual;

(c)Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or other performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)Decide all other matters that must be determined in connection with an Award;

(h)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2.

12.5Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6Delegation of Authority.  To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals:  (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Applicable Law.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee.  However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (a) increase the Share Limit, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares.  Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, adversely impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.  No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and, notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Restatement Effective Date (the “Expiration Date”).  Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.2Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to any Non-Employee Director Equity Compensation Policy adopted pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v)To provide that the Award cannot vest, be exercised or become payable after such event.

(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i)The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Award Limit).  The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d)The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(e)No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code.  Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(f)The existence of the Plan, the Programs, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)No action shall be taken under this Section 13.2 which shall cause an Award to fail to either be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.

(h)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s approval of this amended and restated Plan. The Plan will be effective as of the date of such approval of the Company’s stockholders.

13.4No Stockholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

13.5Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate.  Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate:  (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

13.8Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Commonwealth of Massachusetts without regard to conflicts of laws thereof or of any other jurisdiction.

13.10Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan, the Programs and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan.  Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section

409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13Indemnification.  To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15Expenses.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.